UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Item 9.01   Financial Statements and Exhibits

Signatures

Exhibits

Item 8.01.   Other Events

On November 19, 2009, Applied Optical Systems, Inc. (“AOS”), a wholly owned subsidiary of the Company, prevailed in a major patent infringement lawsuit brought in November 2006, by Amphenol Fiber Systems International (“FSI”), a subsidiary of Amphenol Corporation (NYSE: APH). The jury in the U.S. District Court for the Eastern District of Texas unanimously determined that an AOS’ fiber-optic connector design does not infringe on FSI’s U.S. Patent 6,305,849. The jury decision follows an earlier U.S. District Court ruling, which similarly found that two other AOS fiber-optic connector designs do not infringe on the patent as a matter of law. The result marks a complete verdict in favor of AOS, the defendant in U.S. District Court for the Eastern District of Texas, Fiber Systems International Inc. v. Applied Optical Systems Inc, (2:06-cv-00473).

The press release disclosing the judgment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99.1	Press release dated November 23, 2009 regarding judgment in patent infringement lawsuit (FILED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/S/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: November 23, 2009

EXHIBIT INDEX

OPTICAL CABLE CORPORATION

Current report on Form 8-K

Exhibit No.	Description of Exhibit

99.1	Press release dated November 23, 2009 regarding judgment in patent infringement law suit (FILED HEREWITH)

4